SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 27, 2003

TRANSGENOMIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30975
(State of Formation)	(Commission File Number)

91-1789357
(IRS Employer Identification Number)

12325 Emmet Street Omaha, NE	68164
(Address of principal executive offices)	(Zip Code)

(402) 452-5400
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.

On August 27, 2003, Transgenomic, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with a select group of investors (the “Purchasers”), including two of the Company’s largest institutional investors.  Pursuant to the Agreement, the Purchasers will collectively acquire 4,500,000 shares of the Company’s common stock.  The purchase price of the shares is $1.00 per share.  The net proceeds to the Company, after payment of a 5% sales commission to Fahnestock & Co. Inc., who acted as the placement agent for the sale, and other expenses of the offering, will be approximately $4,239,000, all of which will be used by the Company for working capital purposes.  The sale of these shares is exempt from registration under the Securities Act of 1933, as amended (the ”Securities Act”), as a sale not involving a public offering.  The sale of the shares is contingent only upon the staff of the Securities and Exchange Commission notifying the Company of its willingness to declare a registration statement relating to the resale of such shares effective under the Securities Act.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits

10.                                 Form of Securities Purchase Agreement

99.                                 Press Release issued August 28, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSGENOMIC, INC.

By	/s/ Michael J. Draper
Michael J. Draper, Chief Financial Officer

August 29, 2003